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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A/A
(Amendment No. 1)
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
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LifeVantage Corporation
(Exact name of registrant as specified in its charter)
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Delaware	90-0224471
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9785 S. Monroe Street, Suite 400 Sandy, UT 84070	84070
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement file number to which this form relates: None
Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A is being filed in connection with the reincorporation from the State of Colorado to the State of Delaware (the “Reincorporation”) of LifeVantage Corporation (“we,” “us” or the “Company”), pursuant to a plan of conversion, dated March 9, 2018 (the “Plan of Conversion”). The Reincorporation was accomplished by the filing of (1) a statement of conversion with the Colorado Secretary of State, and (2) a certificate of conversion and a certificate of incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State. Pursuant to the Plan of Conversion, the Company also adopted new bylaws (the “Bylaws”). The Company hereby amends the following items, exhibits or other portions of its Form 8-A filed on September 11, 2012 with the Securities and Exchange Commission (the “SEC”) regarding the description of common stock as set forth herein.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.   Description of Registrant’s Securities to be Registered.

The Company hereby incorporates by reference the description of the Company’s common stock, par value $0.0001 per share (“Common Stock”) contained in the section entitled “Proposal 4 - Approval of the Reincorporation of the Company from the State of Colorado to the State of Delaware” in the Company’s definitive proxy statement on Schedule 14A, as filed with the SEC on December 20, 2017, as supplemented by the Supplement to Proxy Statement filed with the SEC on January 23, 2018 (collectively, the “Proxy Statement”), to the extent such description relates to the Common Stock of the Company.

Item 2.   Exhibits.
The following exhibits to this Registration Statement on Form 8-A/A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description
2.1	Plan of Conversion, dated March 9, 2018 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2018).
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2018).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2018).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2018).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIFEVANTAGE CORPORATION.

Date: March 13, 2018	By:	/s/ Steven R. Fife
	Name:	Steven R. Fife
	Title:	Chief Financial Officer